Exhibit 10.60

Translation

MACONOMY A/S
Vordingborggade 18-22
2100 Copenhagen
Denmark
CVR no. 13703973
(the “Company”)

and

Hugo Dorph
Danstrupvej 20
3480 Fredensborg
Denmark
(the “Executive Officer”)

have today conclude this addendum to the agreement of 29 April 2005 (the “Service Agreement”)

1.	Background and purpose

1.1	With a view to ensuring a reasonable situation for the Company as well as the Executive Officer in the event of a Change of Control situation, the Executive Officer and the Company have agreed to enter into this addendum to the Service Agreement.

2.	Change of Control situation

2.1	The Company and the Executive Officer agree that a Change of Control situation exists where a third party or a combination of third parties become obligated to make a redemption offer to other shareholders of the Company according to the provisions of s. 31 of the Danish Securities Trading Act (værdipapirhandelsloven) (or such other provisions replacing s. 31 of the Securities Trading Act).

3.	Severance pay/bonus

3.1	In addition to the agreed notice period etc., the Executive Officer is entitled to an additional severance pay corresponding to 12 months’ total remuneration if, after the conclusion of this addendum, a Change of Control situation arises or if such situation must be expected to arise, see clause 2 above, and the Executive Officer is terminated by the Company less than one year after the occurrence of the Change of Control situation.

3.2	Where the Executive Officer is not terminated by the Company within one year of the Change of Control situation, see clause 3.1 above, and the Executive Officer has not resigned from his position within this period, the Executive Officer is, in addition to his other remuneration, entitled to an extraordinary bonus corresponding to the total remuneration for the past 12 months. This bonus will fall due for payment one year after the Change of Control situation.

4.	Warrants

4.1	All of the Executive Officer’s warrants in the company will vest in the event of a Change of Control situation, see clause 2 above, to the effect that the warrants may be exercised fully by the Executive Officer at a time determined by the Executive Officer during the first two years after the Change of Control situation.

5.	Other aspects

5.1	All other aspects of the Service Agreement will remain unchanged.

The addendum is executed in two copies, each party receiving one copy.

[handwritten: 24 February 2010]

[signature]	[signature]
(Company)	(Executive Officer)